Exhibit 99.1

Unilife Corporation Announces Financial Results

For Fiscal Year 2013 Fourth Quarter

York, PA (September 10, 2013) Unilife Corporation (“Unilife” or “Company”) (NASDAQ:UNIS; ASX: UNS), a developer and supplier of injectable drug delivery systems, today announced its financial results for the quarter ended June 30, 2013, (the fourth quarter of Fiscal Year 2013).

Recent Highlights

•	Unilife signed a long-term supply contract with Sanofi to supply the Unifill Finesse™, a customized device from its Unifill platform of prefilled syringes, for use with the anti-thrombotic therapy Enoxaparin Sodium sold under the brand names Lovenox® and Clexane® (“Lovenox”). Unilife has granted Sanofi the exclusive use of the Unifill Finesse with anti-thrombotic drugs during the contract period, which can extend to 2024. Following a four year ramp-up period after market entry, exclusivity will be maintained, subject to Sanofi purchasing a minimum of 150 million units of the Unifill Finesse or other Unifill syringes per year. In addition to future revenue from the sale of Unifill Finesse syringes, Unilife may receive up to $15 million from Sanofi in milestone based payments with $5 million of these payments expected in 2013.

“The major supply contract with Sanofi that we announced this week for our flagship platform of Unifill syringes will establish Unilife as one of the leading suppliers of prefilled syringes in the industry,” stated Mr. Alan Shortall, CEO of Unilife. “In addition to the Sanofi supply contract, we are equally as enthusiastic about many other major large-scale contracts that are now being finalized. Several of these upcoming contracts will generate upfront and recurring revenue. We expect these current and upcoming contracts will generate cash that will substantially offset our cash burn rate for this fiscal year. As many of these agreements have terms between five and fifteen years in length, I believe they will underpin Unilife’s long-term success and sustainable growth.

“We remain committed at this time to minimizing future dilution to existing shareholders by utilizing other sources of capital to support our operations while these upcoming contracts are finalized and begin to generate revenue. Given the signing of the Sanofi supply contract, re-negotiations of the terms we received previously for a large non-equity based debt financing are underway and are expected to be completed shortly,” Mr. Shortall concluded.

Financial Results for Three Months Ended June 30, 2013

Revenues for the three months ended June 30, 2013, were $0.7 million compared to $1.2 million for the same period in 2012. The Company’s net loss for the three months ended June 30, 2013, was $22.0 million, or $0.25 per share, compared to a net loss of $14.9 million, or $0.21 per share, for the same period in 2012. This increase is primarily attributable to an increase in depreciation expense of $4.2 million primarily relating to a loss on disposal of equipment to manufacture the Unitract product line, and an increase in non-cash share-based compensation costs of $4.0 million, partially offset by lower expenses in other areas of R&D and G&A.

Unilife Corporation

250 Cross Farm Lane, York, PA 17406    T + 1 717 384 3400    F + 717 384 3401    E info@unilife.com    W www.unilife.com

Adjusted net loss for the three months ended June 30, 2013, was $9.9 million, or $0.11 per share, compared to $11.0 million, or $0.15 per share, for the same period in 2012. Adjusted net loss excludes non-cash share-based compensation expense, depreciation and amortization, loss on disposal of equipment and interest expense.

Unilife had $8.1 million of total cash and cash equivalents, including $2.4 million in restricted cash as of June 30, 2013.

Conference Call Information

Management has scheduled a conference call for 4:30 p.m. U.S. EDT on Tuesday, September 10, 2013, (Wednesday, September 11, 2013 at 6:30 a.m. AEST), to review the Company’s financial results, customer partnerships and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen-only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s broad portfolio of proprietary device technologies includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors and targeted delivery systems. Each of these innovative and highly differentiated device platforms can be customized by Unilife to address specific customer, drug and patient requirements. Unilife’s global headquarters and state-of-the-art manufacturing facilities are located in York, PA. For more information, please visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization and interest expense.

Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.

General: UNIS-G

Investor Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)	Media Contact

Todd Fromer / Garth Russell	Lynn Pieper	Jeff Carter	Eve McGrath

KCSA Strategic Communications	Westwicke Partners	Unilife Corporation	Rubenstein PR

P: + 1 212-682-6300	P: + 1 415-202-5678	P: + 61 2 8346 6500	P: + 1 212 843-8490

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	June 30,
	2013	2012
	(in thousands, except share data)
Assets
Current Assets:
Cash and cash equivalents	$5,736	$11,410
Restricted cash	2,400	2,400
Accounts receivable	654	1,042
Inventories	71	212
Prepaid expenses and other current assets	409	676

Total current assets	9,270	15,740
Property, plant and equipment, net	46,106	52,514
Goodwill	11,498	12,734
Intangible assets, net	23	34
Other assets	1,504	1,286

Total assets	$68,401	$82,308

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,428	$2,399
Accrued expenses	2,444	2,209
Current portion of long-term debt	3,826	5,655
Deferred revenue	3,010	2,595

Total current liabilities	12,708	12,858
Long-term debt, less current portion	20,045	23,110
Deferred revenue	50	2,595

Total liabilities	32,803	38,563

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of June 30, 2013; none issued or outstanding as of June 30, 2013 and 2012	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of June 30, 2013; 95,602,558 and 75,849,439 shares issued, and 95,573,888 and 75,820,769 shares outstanding as of June 30, 2013 and 2013, respectively	956	758
Additional paid-in-capital	268,157	212,326
Accumulated deficit	(235,832)	(172,634)
Accumulated other comprehensive income	2,457	3,435
Treasury stock, at cost, 28,670 shares as of June 30, 2013 and 2012	(140)	(140)

Total stockholders’ equity	35,598	43,745

Total liabilities and stockholders’ equity	$68,401	$82,308

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Year ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Revenues:
Industrialization and development fees	$—	$565	$—	$2,820
Licensing fees	634	645	2,623	2,638
Product sales and other	33	16	120	61

Total revenues	667	1,226	2,743	5,519
Cost of product sales	1	476	128	584

Gross profit	666	750	2,615	4,935

Operating expenses:
Research and development	6,545	6,909	21,749	23,137
Selling, general and administrative	10,278	7,113	32,437	27,685
Depreciation and amortization	5,484	1,239	9,487	4,582

Total operating expenses	22,307	15,261	63,673	55,404

Operating loss	(21,641)	(14,511)	(61,058)	(50,469)
Interest expense	540	572	2,392	2,120
Interest income	(6)	(22)	(54)	(124)
Other expense, net	(198)	(200)	(198)	(163)

Net loss	$(21,977)	$(14,861)	$(63,198)	$(52,302)

Net loss per share:
Basic and diluted net loss per share	$(0.25)	$(0.21)	$(0.78)	$(0.78)

UNILIFE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Measure

(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Net loss	$(21,977)	$(14,861)	$(63,198)	$(52,302)
Share-based compensation expense	6,089	2,098	13,287	7,886
Depreciation and amortization	1,432	1,239	5,435	4,582
Loss on disposal of equipment	4,052	—	4,052	—
Interest expense	540	572	2,392	2,120

Adjusted net loss	$(9,864)	$(10,952)	$(38,032)	$(37,714)

Adjusted net loss per share – diluted	$(0.11)	$(0.15)	$(0.47)	$(0.56)

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